Exhibit 99.3
P. H. Glatfelter Company and Concert Industries Corp.
Unaudited Pro forma Condensed Combined Financial Information
The unaudited pro forma consolidated income statement data for the year ended December 31, 2008 and the nine months ended September 30, 2009 gives effect to the following transactions, which we refer to as the “Transactions,” as if they had occurred on January 1, 2008:
1)	the acquisition by our wholly owned subsidiary, Glatfelter Canada Inc., or Glatfelter Canada, of all of the issued and outstanding shares of Concert Industries Corp., or Concert, from Brookfield Special Situations Management Limited (f/k/a Tricap Management Limited), or Brookfield Special Situations, pursuant to the terms of a Share Purchase Agreement dated January 4, 2010, or the Share Purchase Agreement, among Glatfelter, Glatfelter Canada and Brookfield Special Situations, which we refer to as the “Acquisition,” and

2)	our incurrence of additional indebtedness under our revolving credit facility due April 2011, our issuance of $100 million of 7 1/8% senior notes at an original issue discount of 5% and our application of the net proceeds from such plus cash on hand to fund the Acquisition.
The unaudited pro forma consolidated income statements for the year ended December 31, 2008 and the nine months ended September 30, 2009 give effect to the Transactions as if they occurred on January 1, 2008. The unaudited pro forma consolidated balance sheet data as of September 30, 2009 gives effect to the Transactions as if they had occurred on September 30, 2009. In the unaudited pro forma consolidated financial statements, the Acquisition is accounted for using the acquisition method of accounting in accordance with the Financial Accounting Standards Board Accounting Standards Codification No 805. Under the acquisition method of accounting, the total purchase price for the Acquisition is allocated to the assets acquired and liabilities assumed based upon estimates of fair value. The unaudited pro forma adjustments reflected herein are based upon preliminary available information and assumptions that we believe are reasonable under the circumstances and which are described in the accompanying notes. These preliminary estimates may change upon finalization of appraisals and valuation studies. Therefore, the final allocations may differ materially from the estimates used to prepare these pro forma consolidated financial statements.
The unaudited pro forma consolidated financial statements do not purport to represent what our results of operations or financial condition actually would have been if the Transactions occurred on the dates indicated, nor do they purport to represent or project our results of operations for any future period or our financial condition as of any future date. You should read the unaudited pro forma consolidated financial statements in conjunction with our audited and unaudited consolidated financial statements and related notes and the audited and unaudited consolidated financial statements of Concert and related notes, for the year ended December 31, 2008 and our quarterly report on Form 10-Q for the quarterly period ended September 30, 2009.
Unless otherwise indicated, the Concert financial information included herein is derived from Concert’s historical financial statements, which are prepared in accordance with accounting principles generally accepted in Canada, or Canadian GAAP, and are presented in Canadian dollars and reconciled to U.S. GAAP, adjusted for certain reclassifications and translated into U.S. dollars.

Unaudited Pro Forma Consolidated Income Statement
for the Year Ended December 31, 2008

		Concert	Purchase				Pro Forma for
	Glatfelter	Historical	Accounting		Transaction		the Concert
	Historical	U.S. GAAP (1)	Adjustments		financing		Acquisition
	In thousands, except per share data
Net sales	$1,263,850	$213,140	$—		$—		$1,476,990
Energy sales — net	9,364	—	—		—		9,364

Total revenues	1,273,214	213,140	—		—		1,486,354
Cost of products sold	1,095,432	170,909	4,644	(2)			1,270,985

Gross profit	177,782	42,231	(4,644)		—		215,369
Selling, general and administrative expenses	97,897	16,837	477	(3)	—		115,211
(Reversals of) shutdown and restructuring charges	(856)	—	—		—		(856)
Gains on disposition of plant, equipment and timberlands, net	(18,468)	—	—		—		(18,468)

Operating Income	99,209	25,394	(5,121)		—		119,482
Other nonoperating income (expense)
Interest expense on debt	(23,160)	(2,150)	2,150	(4)	(8,025	) (4)	(31,185)
Interest income on investments and other — net	4,975	—	—		—		4,975
Other — net	2	(2,645)	—		—		(2,643)

Total other income (expense)	(18,183)	(4,795)	2,150		(8,025)		(28,853)

Income before income taxes	81,026	20,599	(2,971)		(8,025)		90,629
Income tax provision	23,138	14	(918	) (5)	(2,809	) (5)	19,425

Net income	$57,888	$20,585	$(2,053)		$(5,216)		$71,204

Weighted average shares outstanding
Basic	45,247						45,247
Diluted	45,572						45,572
Earnings per share
Basic	$1.28						$1.57
Diluted	1.27						1.56

(1)	Represents the Concert financial information reconciled to U.S. GAAP, translated to U.S. dollars and adjusted for certain reclassifications necessary to conform the historical Concert financial statement presentation to that of Glatfelter.

(2)	Reflects the addition of $4.6 million of depreciation expense due to a difference in the bases of depreciable assets resulting from the application of FASB ASC 805, Business Combinations, to account for the Acquisition.

(3)	Reflects the addition of $0.5 million of amortization expense for intangible assets resulting from the application of FASB ASC 805, Business Combinations, to account for the Acquisition.

(4)	Reflects the following adjustments to interest expense as a result of the issuance of notes, the incremental borrowing under our existing revolving credit facility in connection with the Acquisition and the elimination of Concert’s historical interest expenses related to debt that will be repaid prior to the closing of the Acquisition.

In thousands

Interest on notes at an assumed interest rate of 7.125% per annum	$7,125
Accretion of original issue discount on notes	440
Interest on additional borrowings under our existing revolving credit facility at an assumed rate of 1.125% per annum	121
Elimination of historical interest expense of Concert	(2,150)

Interest expense adjustment	5,536
Amortization of deferred fees and expenses for the notes	339

Total interest expense adjustments	$5,875

A change of 0.125% in the assumed interest rate for the notes would have an incremental effect on our annual interest expense of $125,000.

A change of 0.125% in the assumed interest rate for the borrowings under our existing revolving credit facility would have an incremental effect on our annual interest expense of $13,500.

(5)	Represents the tax effect of the pro forma adjustments based on a statutory tax rate of 35% for the transaction financing adjustments and 30.9%, which is the combined Canadian federal and provincial income tax rate, for purchase accounting adjustments, referred to in notes 2, 3 and 4 (as it relates to the elimination of Concert’s historical interest expenses).

Unaudited Pro Forma Consolidated Income Statement
for the Nine Months Ended September 30, 2009

		Concert	Purchase				Pro Forma for
	Glatfelter	Historical	Accounting		Transaction		the Concert
	Historical	U.S. GAAP (1)	Adjustments		financing		Acquisition
	In thousands, except per share data
Net sales	$882,889	$146,127	$—		$—		$1,029,016
Energy sales — net	6,194	—	—		—		6,194

Total revenues	889,083	146,127	—				1,035,210
Cost of products sold	704,303	123,703	3,171	(2)	—		831,177

Gross profit	184,780	22,424	(3,171)				204,033
Selling, general and administrative expenses	80,364	11,245	(1,443	) (3)	—		90,166
(Reversals of) shutdown and restructuring charges	—	—	—		—		—
Gains on disposition of plant, equipment and timberlands, net	(681)	—	—		—		(681)

Operating Income	105,097	11,179	(1,728)		—		114,548
Other nonoperating income (expense)
Interest expense on debt	(14,798)	(473)	473	(4)	(6,044	) (4)	(20,842)
Interest income on investments and other — net	1,583	—	—		—		1,583
Other — net	86	3,481	—		—		3,567

Total other income (expense)	(13,129)	3,008	473		(6,044)		(15,692)

Income before income taxes	91,968	14,187	(1,263)		(6,044)		98,856
Income tax provision	14,566	1,587	(388	) (5)	(2,115	) (5)	13,650

Net income	$77,402	$12,600	$(867)		$(3,929)		$85,206

Weighted average shares outstanding
Basic	45,649						45,649
Diluted	45,712						45,712
Earnings per share
Basic	$1.70						$1.87
Diluted	1.69						1.86

(1)	Represents the Concert financial information reconciled to U.S. GAAP, translated to U.S. dollars and adjusted for certain reclassifications necessary to conform the historical Concert financial statement presentation to that of Glatfelter.

(2)	Reflects the addition of $3.2 million of depreciation expense due to a difference in the bases of depreciable assets resulting from the application of FASB ASC 805, Business Combinations, to account for the Acquisition.

(3)	Reflects the addition of $0.4 million of amortization expense for intangible assets resulting from the application of FASB ASC 805, Business Combinations, to account for the Acquisition, less $1.8 million of expenses included in Glatfelter’s historical financial results for the period ended September 30, 2009 and directly related to the Acquisition.

(4)	Reflects the following adjustments to interest expense as a result of the issuance of notes, the incremental borrowing under our existing revolving credit facility in connection with the Acquisition and the elimination of Concert’s historical interest expenses related to debt that will be repaid prior to the closing of the acquisition.

In thousands

Interest on notes at an assumed interest rate of 7.125% per annum	$5,344
Accretion of original issue discount on notes	355
Interest on additional borrowings under our existing revolving credit facility at an assumed rate of 1.125% per annum	91
Elimination of historical interest expense of Concert	(473)

Interest expense adjustment	5,317
Amortization of deferred fees and expenses for the notes	254

Total interest expense adjustments	$5,571

A change of 0.125% in the assumed interest rate for the notes would have an incremental effect on our interest expense for the nine-month period of $93,750.

A change of 0.125% in the assumed interest rate for the borrowings under our existing revolving credit facility would have an incremental effect on our interest expense for the nine-month period of $10,100.

(5)	Represents the tax effect of the pro forma adjustments based on a statutory tax rate of 35% for the transaction financing adjustments and 30.9%, which is the combined Canadian federal and provincial income tax rate, for purchase accounting adjustments, referred to in notes 2, 3 and 4 (as it relates to the elimination of Concert’s historical interest expenses).

Unaudited Pro Forma Consolidated Balance Sheet
as of September 30, 2009

		Concert	Less excluded		Purchase				Pro Forma for
	Glatfelter	Historical	assets and		accounting		Transaction		the Concert
	Historical	U.S. GAAP (1)	liabilities		adjustments		financing		Acquisition
	In thousands
Assets
Current Assets:
Cash and cash equivalents	$116,240	$14,296	$(14,296	)(2)	$—		$(116,240	)(2)	$—
Accounts receivable	136,215	26,379	—		—		—		162,594
Inventories	163,340	24,684	—		1,451	(9)	—		189,475
Prepaid expenses and other	66,713	6,453	(309	)(3)	—		—		72,857

Total current assets	482,508	71,812	(14,605)		1,451		(116,240)		428,158
Non-Current Assets:
Plant, equipment and timberlands — net	477,093	107,309	—		99,159	(9)	—		683,561
Other non current	134,636	12,906	(3,682	)(4)	7,271	(9)	2,826		153,957

Total non-current assets	611,729	120,215	(3,682)		106,430		2,826		837,518

Total Assets	$1,094,237	$192,027	$(18,287)		$107,881		$(113,414)		$1,262,444

Liabilities and Shareholders’ Equity
Current Liabilities:
Current portion long term debt	$13,759	$11,403	$(11,403	)(5)	$—		$—		$13,759
Short-term debt	3,150	11,093	(11,093	)(5)	—		—		3,150
Accounts payable	62,926	19,108	—		—		8,760	(10)	90,794
Dividends payable	4,164	—	—		—		—		4,164
Environmental liabilities	989	—	—		—		—		989
Other current liabilities	107,934	6,619	(4,323	)(6)	1,608	(9)	—		111,838

Total current liabilities	192,922	48,223	(26,819)		1,608		8,760		224,694
Deferred taxes	77,971	—	—		30,670	(9)	—		108,641
Other long-term liabilities	142,144	2,308	(2,308	)(7)	—		—		142,144
Long Term Debt
Existing debt	246,828	48,711	(48,711	)(5)	—		—		246,828
New revolver borrowing	—	—	—		—		10,765	(11)	10,765
New notes	—	—	—		—		95,000	(12)	95,000

Total long term debt	246,828	48,711	(48,711)		—		105,765		352,593

Total liabilities	659,865	99,242	(77,838)		32,278		114,525		828,072
Common stock	544	—	—		—		—		544
Capital in excess of par value	47,260	41,149	(41,149	)(8)	—		—		47,260
Retained earnings	669,947	56,332	(56,332	)(8)	—		—		669,947
Accumulated other comprehensive income	(153,111)	(4,696)	4,696	(8)	—		—		(153,111)

Shareholders’ Equity	564,640	92,785	(92,785)		—		—		564,640
Less cost of common stock in treasury	(130,268)	—	—		—		—		(130,268)

Total Shareholders’ Equity	434,372	92,785	(92,785)		—		—		434,372

Total Liabilities and Shareholders’ Equity	$1,094,237	$192,027	$(170,623)		$32,278		$114,525		$1,262,444

(1)	Represents the Concert Industries financial information reconciled to U.S. GAAP, translated to U.S. dollars and adjusted for certain reclassifications necessary to conform the historical Concert financial statement presentation to that of Glatfelter.

(2)	Reflects the elimination of $14.3 million of Concert’s historical cash and cash equivalents, which were transfered to Brookfield Special Situations, and the use of $116.2 million of Glatfelter’s cash to partially fund the Acquisition.

(3)	Reflects a $0.3 million reduction in actual historical amounts to reflect the elimination of certain current assets transfered to Brookfield Special Situations.

(4)	Reflects the elimination of certain non-current assets liquidated by Brookfield Special Situations prior to closing of the Acquisition:

(5)	Reflects elimination of Concert historical debt repaid by Brookfield Special Situations prior to closing of the Acquisition.

(6)	Reflects the elimination of certain current liabilities to be settled by Brookfield Special Situations prior to closing of the Acquisition:

(7)	Reflects elimination of $2.3 million for certain non-current liabilities transfered to Brookfield Special Situations

(8)	Reflects the elimination of the equity of Concert in accordance with FASB ASC 805, Business Combinations.

(9)	The pro forma adjustments reflect the Acquisition and allocation of the purchase price adjustments as follows:

In thousands

Purchase price	$229,939
Less book value of net assets acquired	(154,336)

Purchase price in excess of book value of net assets acquired	$75,603

The following sets forth the preliminary purchase price allocation:

Inventory	$1,451
Property Plant and Equipment	99,159
Deferred tax assets	4,194
Other intangible assets	3,077

107,881
Liabilities	1,68
Deferred tax liabilities	30,670

32,275

Total preliminary purchase price allocation	$75,603

The agreement for the Acquisition provided for a purchase price of C$246.5 million (or $229.8 million based on the September 30, 2009 foreign exchange rate), subject to an adjustment based on the working capital of Concert as the closing date.

We are in the process of completing valuations necessary to account for the Acquisition in accordance with the acquisition method of accounting set forth in FASB ASC 805, Business Combinations, including independent appraisals. In calculating the pro forma adjustments, the purchase price has been allocated on a preliminary basis. Therefore, the purchase price allocation is subject to change, and such changes could be material. The preliminary allocation of the purchase price set forth in the pro forma balance sheet assumes the excess of book value will be allocated as set forth above, an assumption we believe is reasonable based on information presently available to us. Our allocation shown above estimates that intangible assets will be allocated the majority of the $2.1 million set forth under the caption “Intangible assets & goodwill.” In addition, we believe it is possible that intangible assets resulting from the Acquisition could include technology, patents, in process research and development and trademarks.

For purposes of presenting depreciation and amortization expense in the pro forma income statements, fixed assets and intangible assets are assumed to have an average remaining useful life of 21.5 years and 5 years, respectively. Expense is recognized on a straight-line basis.

(10)	Reflects $8.8 million of bank overdrafts arising from the utilization of $125 million of cash, which exceeded cash on hand at September 30, 2009. As of December 31, 2009, Glatfelter’s cash and cash equivalent totaled $135.4 million.

(11)	Reflects additional borrowings under existing revolving credit facility, as follows: $7.9 million to partially finance the Acquisition, and $2.8 million of debt issuance costs related to the notes (reflected as other noncurrent assets.)

(12)	Reflects the principal amount of the notes net of assumed unamortized original issue discounts.